UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2002

PLUMTREE SOFTWARE, INC.
(Exact Name of Registrant as specified in charter)

Commission File Number 0-00000

Delaware (State or other jurisdiction of incorporation)	94-3249110 I.R.S. Employer Identification Number

500 Sansome Street San Francisco, California (Address of principal executive offices)	94111 (Zip Code)

Registrant’s telephone number, including area code: (415) 263-8900

Item 5. Other Events and Regulation FD Disclosure

On January 15, 2003, Plumtree Software, Inc. (the “Company”) announced that its board of directors (the “Board”) elected Jim Richardson to the Board. Mr. Richardson will serve until the 2003 annual meeting, or until his successor has been duly elected and qualified. Attached hereto, and incorporated by reference herein as Exhibit 99.1 is the press release dated January 15, 2003 announcing Mr. Richardson’s appointment.

The Company has been informed that certain of its executive officers, including John Kunze, Chief Executive Officer and Eric Borrmann, Chief Financial Officer, intend to adopt prearranged trading plans covering a portion of each of their respective holdings in the Company’s common stock. The trading plans will be adopted on or about January 21, 2003 and in accordance with the Securities and Exchange Commission Rule 10b5-1.

Item 7. Financial Statements and Exhibits

Exhibit Number

99.1	Press release dated January 15, 2003 announcing the election of Jim Richardson to the Company’s board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMTREE SOFTWARE, INC.

Dated: January 17, 2003	By:	/s/ John Kunze
John Kunze Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated January 15, 2003 announcing the election of Jim Richardson to the Company’s board of directors